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                               SEVERANCE AGREEMENT

                  THIS SEVERANCE AGREEMENT (this "Agreement") is entered into on this 7th day of February, 1997 by and between THOMAS L. HIERL (the "Executive") and QUANTUM EPITAXIAL DESIGNS, INC., a Pennsylvania corporation (the "Company").

                                   Background

                  The Company currently employs Executive as its President pursuant to that certain Employment Agreement between Executive and the Company dated August 30, 1989 (the "Employment Agreement"). The Company and Executive desire to terminate the Employment Agreement, and in lieu thereof, the Company desires to offer to Executive severance compensation in the event that Executive's employment with the Company is terminated for certain reasons. In consideration thereof, Executive is willing to (i) terminate the Employment Agreement and to continue his employment with the Company on an "at will" basis, and (ii) agree to perform and comply with the covenants and restrictions set forth in Section 3 of this Agreement in exchange for, among other things, such severance compensation.

                  IN CONSIDERATION of the foregoing premises and the mutual promises, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

                  Section 1. Termination of Employment Agreement. The Company and Executive hereby terminate the Employment Agreement. Accordingly, from and after the date of this Agreement, neither the Company nor Executive shall have any further rights, or duties or obligations to the other, under the Employment Agreement, and Executive's employment with the Company shall be purely "at will."

                  Section 2. Severance Benefit. In consideration of Executive's continued employment with the Company and Executive's performance of and compliance with the covenants and restrictions set forth in Section 3 of this Agreement, the Company shall provide Executive with severance compensation in accordance with and subject to the provisions of this Section 2.

                          (a) Generally. If Executive's employment with the
Company shall cease or be terminated for any reason other than Executive's voluntary termination, death, Disability (as defined in Section 2(c)), or for Cause (as defined in Section 2(c)), then the Company shall pay to Executive, during the twelve (12) month period following the date of such termination (the "Severance Period"), an amount equal to Executive's then current annual base salary (the "Severance Benefit").


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                          (b) Payment of Severance Benefit.

                                (i) The Company shall pay the Severance Benefit
in equal installments during the Severance Period in accordance with the Company's then regular payroll policy for executive employees, as such policy may be amended from time to time.

                                (ii) The Company's obligation to pay Executive
any Severance Benefit shall be subject to (x) the withholding of such amounts including, without limitation, FICA and other payroll taxes and any other assessments, as the Company determines should be withheld or paid pursuant to any applicable law or regulation and (y) Executive's continued compliance with the provisions of Section 3 of this Agreement. The Company's right to cease the payment of any Severance Benefit because of Executive's non-compliance with such Section shall be in addition to any rights and remedies to which the Company may be entitled pursuant to or as otherwise described in Section 4 of this Agreement.

                          (c) Certain Definitions.

                                (i) "Cause" shall mean Executive's felonious
conduct (whether or not related to Executive's employment with the Company), habitual intoxication, willful misconduct, any repeated violation of express directions or rules or regulations established the Company's board of directors (the "Board") from time to time regarding the conduct of the Company's business after notice and a reasonable cure period, or any violation by Executive of the provisions of Section 3 of this Agreement after notice and a reasonable cure period.

                                (ii) "Disability" shall mean either (x)
Executive's becoming eligible for full benefits under the Company's long-term disability policy, if any, as a result of Executive's incapacity or (y) the Board's good faith determination that Executive has been unable, due to physical or mental illness or incapacity, to perform the essential duties of Executive's employment with reasonable accommodation for a continuous period of forty-five
(45) days or an aggregate of sixty (60) days during any continuous six (6) month period.

                  Section 3. Additional Executive Covenants and Restrictions. In consideration for Executive's continued employment with the Company and the Company's agreement to pay to Executive the Severance Benefit during the Severance Period, Executive shall perform and comply with the covenants and restrictions contained in this Section 3.

                          (a) Confidential Information. Without the prior
written consent of the Board, except as shall be necessary in the performance of Executive's assigned duties, Executive shall not disclose or use for Executive's direct or indirect benefit or the direct or indirect benefit of any third party, and Executive shall maintain, both during and after Executive's employment, the confidentiality of any and all of the Company's Confidential Information. "Confidential Information" shall mean any information (written, oral or stored in any information storage

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and/or retrieval medium or device) that the Company treats as confidential or proprietary, including, but not limited to, any information relating to research and development plans, methods, efforts and results; manufacturing or production design, processes, flow-charts and methods; existing and proposed products; product plans, sketches, and blueprints; computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation); business studies; business development plans and efforts; business procedures; financial data (including, but not limited to cost data); personnel information; marketing and sales data, methods, plans and efforts; the identities of customers, contractors and suppliers and prospective customers, contractors and suppliers; the terms of contracts and agreements with customers, contractors and suppliers; the Company's relationship with actual and prospective customers, contractors and suppliers and the needs and requirements of, and the Company's course of dealing with, any such actual or prospective customers, contractors and suppliers; customer and vendor credit information; any information or data provided by or on behalf of independent contractors, customers, prospective customers or others subject to the terms of a confidentiality, non-disclosure or similar agreement or the reasonable expectation that such information or data would be treated as "confidential" or non-public information or data; any information, data or work product created, developed, prepared, compiled or assembled for or on behalf of the Company, any independent contractor, customer, prospective customer, or other person or entity, whether by Executive or by other Company employees, agents or contractors; and any other information that has not been made available to the general public. Failure to mark any of the Confidential Information as confidential or proprietary shall not affect its status as Confidential Information under the terms of this Agreement.

                          (b) Property. During the term of this Agreement and
thereafter, Executive shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda, computer tapes, computer disks or similar materials of or containing Confidential Information of the type identified in Section 3(a) of this Agreement, or other materials or property of any kind, unless necessary in accordance with Executive's duties and responsibilities of employment, and in the event that any of such material or property is removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall have served its specific purpose; nor shall Executive make, retain, remove or distribute any copies of any of the foregoing for any reason whatsoever, except as may be necessary in the discharge of Executive's assigned duties; and upon the termination of Executive's employment by the Company, Executive shall return to the Company all originals, copies and extracts of the foregoing, then in Executive's possession or under Executive's direct or indirect control, and shall delete or destroy any of the foregoing in his possession or under his direct or indirect control stored on magnetic or other media or on any information storage or retrieval device, whether prepared by Executive or by others.

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                          (c) Intellectual Property.

                                (i) Executive acknowledges and agrees that any
and all writings, documents, inventions, discoveries, improvements, computer programs or instructions (whether in source code, object code, or any other form), plans, memoranda, tests, research, designs, specifications, models, data, diagrams, flow charts, and/or techniques (whether reduced to written form or otherwise) that Executive has made, conceived, discovered, or developed prior to the date of this Agreement, or may hereafter make, conceive, discover or develop, in each case, either solely or jointly with any other person, at any time during the term of Executive's employment (or thereafter, if based upon or incorporating any Confidential Information), whether during working hours or at the Company's facility or at any other time or location, and whether upon the request or suggestion of the Company or otherwise, that relate to or are useful in any way in connection with any business now or hereafter carried on by the Company (collectively, "Intellectual Work Product") shall be the sole and exclusive property of the Company. Executive shall promptly disclose to the Company all Intellectual Work Product and maintain any and all records thereof. Executive shall have no claim for additional compensation for the Intellectual Work Product.

                                (ii) Executive acknowledges that all the
Intellectual Work Product that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Work Product may not be considered a work made for hire under the applicable provisions of United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, Executive may retain an interest in any Intellectual Work Product that is not copyrightable, Executive hereby irrevocably assigns and transfers to the Company any and all right, title, and/or interest that Executive may have in the Intellectual Work Product under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

                                (iii) At the request and expense of the Company,
either before or after the cessation of Executive's employment, Executive shall assist the Company in acquiring and maintaining copyright, patent, trade secret, and trade mark protection upon, and confirming the Company's title to, any Intellectual Work Product. Executive's assistance shall include making all lawful oaths and declarations, executing and delivering all applications for and other documents prepared in connection with the prosecution, maintenance, enforcement and or defense of any copyrights, patent rights, trade secret rights, and trademark rights, cooperating in legal proceedings, and taking any and all other actions considered necessary or desirable by the Company.

                                (iv) In the event the Company is unable after
reasonable effort to secure the Executive's signature on any of the documents referenced in Section 3(c)(iii) above,

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whether because of Executive's physical or mental incapacity or for any other reason whatsoever, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Executive's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent, trade secret, trade mark, or other analogous protection, with the same legal force and effect as if executed by Executive.

                          (d) Disclosure. Executive shall disclose promptly to
the Company any and all Confidential Information and information relating to all Intellectual Work Product that Executive may make, conceive, discover or develop during the period of his employment by the Company (or thereafter, if based upon or incorporating any Confidential Information).

                          (e) Covenant Not to Compete.

                                (i) During the period of Executive's employment
by the Company and for a period of two (2) years thereafter, Executive shall not, anywhere in the world, directly or indirectly engage or become interested in (as owner, proprietor, promoter, stockholder, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any business which develops, manufactures, markets or sells gallium arsenide wafers or any other new product or service marketed or sold by the Company during the period of Executive's employment by the Company (the "Business of the Company").

                                (ii) During the period of Executive's employment
by the Company and for a period of two (2) years thereafter, Executive shall not, directly or indirectly, solicit, call on, or otherwise deal in any way with any customer, supplier or contractor with whom the Company shall have dealt at any time during the period of Executive's performance of services to the Company, for a purpose which is competitive with the Business of the Company, or influence or attempt to influence any customer, supplier or contractor of the Company to terminate or modify any written or oral agreement or course of dealing with the Company.

                                (iii) For a period of two (2) years after the
cessation of Executive's employment with the Company, Executive shall not directly or indirectly, employ, engage or retain, or arrange to have any other person or entity employ, engage or retain any person who is an employee, contractor, consultant or agent of the Company or shall have been employed, engaged or retained by the Company as an employee, contractor, consultant or agent at any time during the one (1) year period preceding the date upon which Executive's employment with the Company ceases; additionally, Executive shall not, directly or indirectly, influence or attempt to influence any such person to terminate or modify his employment arrangement or engagement with the Company.

                          (f) Disclosure of Agreement. Executive agrees that
upon and after his termination or cessation of employment with the Company, until such time as the obligations of Executive to the Company under this Agreement no longer exist, Executive shall (i) provide a

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complete copy of this Agreement to any prospective employer or other person, entity or association in the Business of the Company, with whom or which Executive proposes to be employed, affiliated, engaged, associated or to establish any business or remunerative relationship prior to the commencement thereof and (ii) shall notify the Company of the name and address of any such person, entity or association prior to her employment, affiliation, engagement, association or the establishment of any business or remunerative relationship. Executive shall provide the names and addresses of any of such persons or entities as the Company may from time to time reasonably request.

                  Section 4. Enforcement. Executive acknowledges that it is impossible to measure fully, in money, the injury that will be caused to the Company in the event of a breach or threatened breach of any of the provisions of Section 3 of this Agreement, and Executive waives the claim or defense that the Company has an adequate remedy at law. Executive shall not, in any action or proceeding to enforce any of the provisions of such Section 3, assert the claim or defense that such an adequate remedy at law exists. The Company shall be entitled to injunctive relief to enforce the provisions of such Sections, without prejudice to any other remedy the Company may have at law or in equity, all of which shall be cumulative. The periods of time set forth in Section 3(e) of this Agreement shall not include and shall be deemed extended by any time required for litigation to enforce the relevant covenant periods, provided that the Company is successful on the merits in any such litigation. The phrase "time required for litigation" as used in this Section 4 shall mean the period of time from service of process upon Executive through the expiration of all appeals related to such litigation. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, then the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorney's fees, costs and disbursements.

                  Section 5. Miscellaneous.

                          (a) Assignment; Binding Effect. This Agreement is not
assignable by Executive without the Company's prior written consent, but otherwise shall be binding upon and insure to the benefit of the parties and to their successors and assigns.

                          (b) Entire Agreement; Amendment. This Agreement
constitutes the entire agreement between Executive and the Company with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings and negotiations, whether written or oral, with respect to the subject matter of this Agreement. No amendment of any provision to, or waiver of any right of Executive or the Company under, this Agreement shall be effective unless it is in writing and executed by party against whom enforcement of any such amendment or waiver is sought.

                          (c) Severability. If any provision of this Agreement
shall be determined to be void, invalid, unenforceable or illegal for any reason, then the validity and enforceability of all of the remaining provisions of this Agreement shall not be affected thereby. If any particular

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provisions of this Agreement shall be adjudicated to be invalid or unenforceable, then such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such amendment to apply only to the operation of such provision in the particular jurisdiction in which such adjudication is made; provided that, if any one or more of the provisions contained in this Agreement shall be adjudicated to be invalid or unenforceable because such provision is held to be excessively broad as to duration, geographic scope, activity or subject, then such provision shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the maximum extent compatible with the applicable laws of such jurisdiction, such amendment only to apply with respect to the operation of such provision in the applicable jurisdiction in which the adjudication is made.

                          (d) No Waiver Of Rights. No failure or delay on the
part of either Executive or the Company in the exercise of any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right. The waiver by Executive or the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach under this Agreement.

                          (e) Notices. All notices and other communications
under this Agreement (collectively, the "Notices") shall be in writing and may be personally served or sent by certified or registered mail, return receipt requested, proper postage prepaid, or recognized overnight delivery service, proper charges prepaid. All Notices shall be delivered to the party to receive the same at the addresses indicated below (or at such other address(es) as a party may specify in a written notice):

                           If to Executive:

                           Thomas L. Hierl
                           2054 Hilltop Road
                           Bethlehem, PA  18015

                           If to the Company:

                           Quantum Epitaxial Designs, Inc.
                           119 Technology Drive
                           Bethlehem, PA  18015
                           Attention:  Chairman of the Board

                  All Notices shall be deemed to be received when delivered if delivered personally, the next business day after the date sent if sent by a national overnight delivery service with proper charges prepaid, or three (3) business days after the date mailed if mailed by certified or registered mail, return receipt requested with proper postage prepaid. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

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                          (f) Headings. The headings used in this Agreement are
for convenience only and are not intended to define or limit the contents or substance of any provision of this Agreement.

                          (g) Counterparts. This Agreement may be executed in
any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                          (h) Governing Law/Jurisdiction. This Agreement shall
be governed and construed as to its validity, interpretation and effect by the laws of the Commonwealth of Pennsylvania notwithstanding the choice of law rules of Pennsylvania or any other jurisdiction. IN ADDITION, IN THE CASE OF ANY DISPUTE UNDER OR IN CONNECTION WITH THIS AGREEMENT, EACH OF EXECUTIVE AND THE COMPANY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA IN AND FOR THE COUNTY IN WHICH THE COMPANY MAINTAINS ITS PRINCIPAL PLACE OF BUSINESS OR THE FEDERAL DISTRICT COURT FOR SUCH GEOGRAPHIC LOCATION, PROVIDED THAT SUCH FEDERAL COURT HAS SUBJECT MATTER JURISDICTION OVER SUCH DISPUTE, AND EXECUTIVE HEREBY WAIVES ANY CLAIM HE MAY HAVE AT ANY TIME AS TO FORUM NON CONVENIENS WITH RESPECT TO SUCH VENUE. Notwithstanding anything to the contrary set forth in the preceding sentence, the Company shall have the right to institute any legal action arising out of or relating to this Agreement in any appropriate court and in any jurisdiction.

                  IN WITNESS WHEREOF, each of Executive and the Company has caused this Agreement to be duly executed as of the date set forth above.


                                                 QUANTUM EPITAXIAL DESIGNS, INC.

Attest:___________________________               By:____________________________
Title:                                               Print Name:
                                                     Title:



Witness:__________________________               _______________________________
                                                     Thomas L. Hierl



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